Exhibit 99.1

WORLD FUEL SERVICES CORPORATION TO HOST
FOURTH QUARTER AND FULL YEAR 2021 EARNINGS CONFERENCE CALL

MIAMI--(BUSINESS WIRE) — February 15, 2022 — World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, February 24, 2022 at 5:00PM Eastern Time to discuss the Company’s fourth quarter and full year results, as well as certain forward-looking information. The Company plans to release its fourth quarter and full year results after the market closes on the same date.

The live conference call will be accessible by telephone at (888) 771-4371 (within the United States and Canada) or (847) 585-4405 (International). The call ID is 50283056.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until March 10, 2022.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing supply fulfillment, energy procurement advisory services, and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, visit www.wfscorp.com.

Contact:

Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, Vice President, Treasurer & Investor Relations
(305) 351-4763
investors@wfscorp.com